UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2024

BANC OF CALIFORNIA, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11611 San Vicente Boulevard, Suite 500
Los Angeles, California	90049
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 361-2262

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BANC	New York Stock Exchange
Depositary Shares, each representing a 1/40th interest in a share of 7.75% fixed rate reset non-cumulative perpetual preferred stock, Series F	BANC/PF	New York Stock Exchange

Item 4.01 Change in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm

As previously disclosed in Banc of California, Inc.’s (the “Company”) 2024 proxy statement, the Audit Committee of the Board of Directors (the “Audit Committee”) of the Company conducted a competitive process beginning in early 2024 to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The Audit Committee invited certain independent registered public accounting firms to participate in this process and evaluated the proposals submitted by the responding firms. As a result of this process and following careful deliberation, on May 14, 2024, the Audit Committee approved the dismissal of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm effective immediately.

The audit reports of KPMG on the consolidated financial statements of the Company as of and for each of the two most recent fiscal years ended December 31, 2023 and December 31, 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2023 and December 31, 2022 and during the subsequent interim period from January 1, 2024 through May 14, 2024, there were (i) no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with their reports, and (ii) no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission (the “SEC”).

Before filing this Current Report on Form 8-K with the SEC, the Company provided KPMG with a copy of the disclosures contained in this Item 4.01(a). The Company has requested that KPMG issue a letter, addressed to the SEC, stating whether or not KPMG LLP agrees with the statements contained in this Item 4.01(a). A copy of KPMG LLP’s letter dated May 20, 2024, addressed to the SEC, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

On May 14, 2024, the Audit Committee approved the engagement of Ernst & Young LLP (“EY”) as the Company’s new independent registered public accounting firm for the year ending December 31, 2024, effective with KPMG’s dismissal.

Prior to the November 30, 2023 closing of the Company’s merger with PacWest Bancorp (the “PacWest Transaction”), EY was engaged as the independent registered public accounting firm of the Company, to audit the Company’s financial statements for each of the fiscal years ended December 31, 2022 and December 31, 2021 and review the subsequent interim period through September 30, 2023 (the “Prior Representation”). On November 30, 2023, EY ceased to be the Company’s independent registered public accounting firm as a result of the PacWest Transaction.

Except for matters concerning EY’s Prior Representation, during the fiscal years ended December 31, 2023 and December 31, 2022, and the subsequent interim period through May 14, 2024, neither the Company nor anyone acting on its behalf consulted with EY regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2024 (the “Effective Date”), the Company and its wholly owned subsidiary, Banc of California (the “Bank” and together, the “Employer”) entered into an amended and restated employment agreement with Jared M. Wolff, President and Chief Executive Officer of the Company and the Bank (the “Employment Agreement”), amending certain provisions of Mr. Wolff’s existing employment agreement (the “Prior Employment Agreement”) as further described herein.

As with the Prior Employment Agreement, the Employment Agreement provides for the employment of Mr. Wolff as the President and Chief Executive Officer of the Company and the Bank. As amended, the term of the renewed Employment Agreement commences on May 17, 2024 and has a three year term unless terminated sooner or extended as provided in the Employment Agreement. The Employment Agreement was revised to reflect Mr, Wolff’s current base salary and set his annual bonus target at 150% of his base salary. Mr. Wolff will receive a cash retention bonus in the amount of $2,200,000 within fifteen days of the Effective Date, which is subject to pro-rated repayment on a net after tax basis calculated based on the days that Mr. Wolff is employed during the retention period if he is terminated with “cause” or resigns without “good reason” (each as defined in the Employment Agreement) prior to April 30, 2027. Mr. Wolff’s long-term equity incentive award under the Company’s equity incentive plan will be based on an annual target grant amount equal to 250% of the rate of annual base salary then in effect.

In the event that the Employer terminates Mr. Wolff’s employment without cause or gives notice of non-renewal upon expiration of the employment term or Mr. Wolff resigns for good reason (collectively, a “Qualified Termination”) outside of the period described in the immediately following paragraph, subject to Mr. Wolff’s execution of a release of claims, Mr. Wolff is entitled to receive:

1.severance pay equal to two times the sum of his (A) base salary and (B) target bonus, payable in a lump sum;
2.a pro-rated target bonus calculated based on the days that Mr. Wolff is employed in the year of termination, payable in a lump sum;
3.the employer portion of the COBRA premiums for 36 months;
4.full vesting of all non-performance-based equity awards; and
5.continued eligibility for vesting of performance-based equity awards on a pro-rated basis calculated based on the days that Mr. Wolff is employed in the applicable performance period.

In the event of a Qualified Termination that occurs within six months prior to or two years following a change of control, subject to Mr. Wolff’s execution of a release of claims, Mr. Wolff is entitled to receive:

1.severance pay equal to three times the sum of (A) base salary and (B) target bonus, payable in a lump sum;
2.a pro-rated target bonus calculated based on the days that Mr. Wolff is employed in the year of termination, payable in a lump sum;
3.the employer portion of the COBRA premiums for 36 months; and
4.full vesting of all equity awards, with any performance-based equity awards vesting at the higher of target level or, solely if the applicable performance goals are then determinable and exceed the target level of performance, actual performance.

In the event that Mr. Wolff’s employment is terminated due to death or disability, subject to Mr. Wolff’s (or Mr. Wolff’s beneficiary or estate in case of termination due to death) execution of a release of claims, Mr. Wolff (or Mr. Wolff’s beneficiary or estate) is entitled to receive:

1.a full target bonus for the year of termination, payable in a lump sum; and
2.full vesting of all equity awards, with any performance-based equity awards vesting at the higher of target level or, solely if the applicable performance goals are then determinable and exceed the target level of performance, actual performance.

Except as set forth above, the terms and conditions of the Employment Agreement are substantially the same as the terms and conditions of the Prior Employment Agreement.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1    Amended and Restated Employment Agreement, dated as of May 17, 2024, by and among Jared M. Wolff, Banc of California, Inc. and Banc of California

16.1     Letter from KPMG LLP to the Securities and Exchange Commission dated May 20, 2024

104     Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.
/s/ Ido Dotan
Ido Dotan
General Counsel, Chief Administrative Officer, and Corporate Secretary
Date: May 20, 2024